Exhibit 99.3

LAZARD GROUP LLC

EXCHANGE OFFER FOR

$600,000,000 6.85% SENIOR NOTES DUE 2017

IN EXCHANGE FOR

$600,000,000 6.85% SENIOR NOTES DUE 2017

WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

PURSUANT TO THE PROSPECTUS DATED                     , 2007

To Securities Dealers, Commercial Banks,

Trust Companies and Other Nominees:

Enclosed for your consideration is a Prospectus dated                     , 2007 (as the same may be amended or supplemented from time to time, the “Prospectus”) and a form of Letter of Transmittal (the “Letter of Transmittal”) relating to the offer (the “Exchange Offer”) by Lazard Group LLC (“Lazard Group”), to exchange an aggregate principal amount of up to $600,000,000 of its 6.85% Senior Notes due 2017 (the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (including the rules and regulations promulgated thereunder, collectively the “Securities Act”), pursuant to a Registration Statement of which the Prospectus is a part, for an equal principal amount of its outstanding $600,000,000 6.85% Senior Notes due 2017 (the “Original Notes”), that were issued and sold denominations of $2,000 and integral multiples of $1,000 in excess thereof in a transaction exempt from registration under the Securities Act.

We are asking you to contact your clients for whom you hold Original Notes registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold Original Notes registered in their own names. Lazard Group will not pay any fees or commissions to any broker, dealer or other person in connection with the solicitation of tenders pursuant to the Exchange Offer. You will, however, be reimbursed by Lazard Group for customary mailing and handling expenses incurred by you for forwarding any of the enclosed materials to your clients. Lazard Group will pay all transfer taxes, if any, applicable to the exchange of Original Notes under the Exchange Offer, except as otherwise provided in the Prospectus and the Letter of Transmittal.

Enclosed are copies of the following documents:

1.    the Prospectus;

2.    a Letter of Transmittal for your use in connection with the exchange of Original Notes and for the information of your clients (facsimile copies of the Letter of Transmittal may be used to exchange Original Notes);

3.    a form of letter that may be sent to your clients for whose accounts you hold Original Notes registered in your name or the name of your nominee, with space provided for obtaining the clients’ instructions with regard to the Exchange Offer;

4.    a Notice of Guaranteed Delivery;

5.    guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9;

6.    a Notice of Withdrawal; and

7.    a return envelope addressed to The Bank of New York, the Exchange Agent.

YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2007, UNLESS EXTENDED (THE “EXPIRATION DATE”). ORIGINAL NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN, SUBJECT TO THE PROCEDURES DESCRIBED IN THE PROSPECTUS, AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To tender Original Notes, certificates for Original Notes or a book-entry confirmation (see “The Exchange Offer” in the Prospectus), a duly executed and properly completed Letter of Transmittal or a facsimile thereof or electronic instructions sent to the Depository Trust Company, and any other required documents, must be received by the Exchange Agent as provided in the Prospectus and the Letter of Transmittal.

Questions and requests for assistance with respect to the Exchange Offer or requests for additional copies of the enclosed material may be directed to the Exchange Agent at its address and phone number set forth in the Prospectus.

Very truly yours,

LAZARD GROUP LLC

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF LAZARD GROUP LLC OR THE EXCHANGE AGENT, OR ANY AFFILIATE THEREOF, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR THE ENCLOSED DOCUMENTS AND THE STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.

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